ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrine en LETTRES MAJUSCULES SEULEMENT):

L	A	R	G	O	R	E	S	O	U	R	C	E	S	L	T	D	.

2. The name of the corporation is changed to (if applicable):  (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'll y a lieu) (écrine en LETTRES MAJUSCULES SEULEMENT):

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

1988/04/18
(Year, Month, Day) (année, mols, jour)

4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors.  II faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: Nombre d'administrateurs:		minimum and maximum number of directors is/are: nombres minimum et maximum d'administrateurs:
Number Nombre		minimum and maximum minimum et maximum
or ou

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante:

See Page 1A incorporated into this form.

1A

(a) the authorized capital of the Corporation is altered by consolidating all of the issued and outstanding common shares of the Corporation ("Common Shares") on the basis of one (1) post-consolidation Common Share for every ten (10) pre-consolidation Common Shares; and

(b) in the event that the consolidation would otherwise result in the issuance of a fractional Common Share, no fractional Common Share shall be issued and such fraction will be rounded down to the nearest whole number.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétiés par actions

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2014/06/26
(Year, Month, Day) (année, mols, jour)

These articles are signed in duplicate.
Les presents statuts sont signés en double exemplaire.

LARGO RESOURCES LTD.
(Print name of corporation from Article 1 on page 1) (Veuillez écrir le nom de la société de l'article un à la page une).

By:
Par:

/s/	Chief Executive Officer
(Signature) Signature)	(Description of Office) (Fonction)

ARTICLES OF CONTINUANCE
STATUTS DE MAINTIEN

1.	The name of the corporation is:	Dénomination sociale de la société:

L	A	R	G	O	R	E	S	O	U	R	C	E	S	L	T	D	.

2.	The corporation is to be continued under the name (if different from 1):	Nouvelle dénomination sociale de la société (si elle est différente de celle inscrite-ci dessus):

N	/	A

3.	Name of jurisdiction the corporation is leaving:	Ressort de constitution de la société:

British Columbia
(Name of Jurisdiction) (Ressort de constitution)

4.	Date of incorporation/amalgamation:	Date de la constitution ou de la fusion:

1988/04/18
(Year, Month, Day) (année, mois, jour

5.	The address of the registered office in Ontario is:	Adresse du siége social en Ontario:

65 Queen Street West, Suite 815
(Street & Number, or R.R. Number & if Multi-Office Building give Room Number) (Rue et numéro, ou numéro de la R.R. et, s'il s'agit d'un édifice à bureau, numero du bureau)

Toronto Ontario	M	5	H	2	M	5
(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)	Postal Code (Code Postal)

6.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d'adminstrateurs::

A minimum of three (3) directors and a maximum of fifteen (15) directors.

7.	The director(s) of the corporation are:	Administrateur(s):

First name, initials and surname Prénom, initiales et nom de famille	Address for service, giving street & No. or R.R. No., Municipality and Postal Code Adresse personnelle, y compris la rue et le numéro, le numéro de la R.R. ou le nome de la municipalité et le code postal	Resident Canadian State Yes or No Résident Canadien Oui/Non
Zoran Arandjelovic	67 Rebecca Court Maple ON L6A 1G2	Yes
David Meyer	19-1/2 Hambly Avenue Toronto ON M4E 2R5	Yes
Keith Minty	20 Glebe Road West, Suite 11 Toronto ON M5P 1C9	Yes
William Pearson	55 Bradbeer Crescent Thornhill ON L4J 5N6	Yes
Godfrey Walton	5463 Cortez Crescent North Vancouver BC V7R 4R1	Yes

8.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:	Limites, s'il y a lieu, imposes aux activités commerciales ou aux pouvoirs de la société:

None

9.	The classes and any maximum number of shares that the corporation is authorized to issue:	Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of Common Shares.

10.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, priviléges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs a chaque catégorie d'actions qui peut ētre émise en série:

N/A

11.	The issue, transfer of ownership of shares is/is not restricted and the restrictions (if any) are as follows:	L'émission, le transfert oula propriété d'actions est/n'est pas restraint. Les restrictions, s'il y a lieu, sont les suivantes:
None

12.	Other provisions (if any):	Autres dispositions, s'il y a lieu:

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time he amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the hoard shall determine at the time of such delegation.

13.	The corporation has complied with subsection 180(3) of the Business Corporations Act.	La société s'est conformée au paragraphe 180(3) de la Loi sur les sociétiés par actions.

14.

The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on

La maintien de la société en vertu des lois de la province de l'Ontario a été dument autorise en vertu des lois de l'autorite legislative sous le régime de laquelle la société à ēté constituée ou fusionnée ou antérieurement maintenue le

2004/05/11
(Year, Month, Day) (année, mois, jour)

15.	The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated thereunder.	La maintien de la société en vertu de la Loi sur les sociétés par actions a le même effet que si la société avait été constituée en vertu de cette loi.

	These articles are signed in duplicate.	Les présents statuts sont signés en double exemplaire.

LARGO RESOURCES LTD.
(Name of Corporation) (Dénomination sociale de la société)

By/Par:	/s/ Tony Wonnacott	Corporate Secretary
	(Signature) (Signature)(	(Description of Office) (Fonction)